                                                                    Exhibit 99.2

N E W S  B U L L E T I N

         FROM:

The financial Relations Board
-----------------------------
 B S M G  W O R L D W I D E

                                                               [LOGO] Sizzler(R)

                                          RE:  SIZZLER INTERNATIONAL, INC.
                                               6101 W. Centinela Ave., Suite 200
                                               Culver City, CA 90230
                                               (310) 568-0135
                                               NYSE: SZ

----------------------------------------------------------------------------------------------------------------
AT THE COMPANY:                                              AT THE FINANCIAL RELATIONS BOARD:
Keith Wall                   Kim Forster                     Elissa Kuykendall          Tricia Ross
Vice President and CFO       Vice President, Planning        General Information        Investor/Analyst Contact
(310) 568-0135               (310) 568-0135                  (310) 442-0599             (310) 442-0599
----------------------------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
August 22, 2001

                        SIZZLER INTERNATIONAL ANNOUNCES
                       FIRST QUARTER FISCAL 2002 RESULTS

HIGHLIGHTS:

    .    First quarter revenues increase to $61.3 million from $54.7 million
    . Excluding impact of decline in the Australian dollar, revenues would have been $64.9 million, an increase of nearly 19%
    . Revenue growth primarily due to $8.8 million contribution from Pat & Oscar's subsidiary
    . Overall performance continues to be impacted by weakness in U.S. economy, rising energy prices and weakening of Australian dollar
    . Company expects to open one new Pat & Oscar's in current quarter ending October 14, 2001
    . Pat & Oscar's, acquired last year, is accretive to earnings this quarter

CULVER CITY, CA--August 22, 2001--Sizzler International, Inc. (NYSE: SZ) today reported financial results for the first quarter ended July 22, 2001.

For the first quarter, the Company reported revenues of $61.3 million, an increase of 12% over the $54.7 million in the comparable period in fiscal 2001. Net income for the first quarter was $1.7 million, or $0.06 per diluted share, compared with net income of $2.9 million, or $0.10 per diluted share in the same period a year ago. The overall decline in net income was primarily attributable to

Sizzler International, Inc.
Page 2 of 6


continued weakness in the U.S. economy, rising energy prices, particularly in California, and a 12% decline in the Australian dollar from last year. Excluding the effect of the decline in the Australian dollar, revenues would have been $64.9 million, an increase of nearly 19%.

"Although our sales growth has declined in recent months, we're continuing to generate strong cash flow and are able to sustain our profitability in a difficult economic environment that is impacting the entire restaurant industry. Since nearly 80% of our Company owned restaurants are located in California, we believe we're being particularly impacted because of our exposure to a state that has been hit harder economically than the majority of the U.S.," said Charles Boppell, President and CEO of Sizzler International. "As we indicated last quarter, we've identified and implemented a number of cost containment efforts that we believe will enable us to maintain our profitability in difficult times. These initiatives, which include the expanded use of MenuLink, a restaurant system that allows us to more effectively control our inventories, purchasing, labor and food costs, enabled us to improve our gross margin costs at both Sizzler USA and Pat & Oscar's during the quarter. We believe these savings will be sustainable in the coming quarters."

The Company reported an increase in same store sales of 1.3% for the KFC(R) division and declines of 3.2% for Sizzler USA, 2.0% for Sizzler Australia, and 0.9% for Pat & Oscar's. These declines in sales were primarily due to a continued slowdown in the U.S. and Australian economies.

Pat & Oscar's Growth Plan on Track

The increase in first quarter revenues is primarily attributable to ongoing contributions from the Company's Pat & Oscar's subsidiary which was acquired during the second quarter of fiscal 2001. Pat & Oscar's contributed approximately $8.8 million in revenues during the first quarter, a 16% sequential increase over the prior quarter ending April 29, 2001. The Company expects to continue to support Pat & Oscar's expansion plans with an additional four to five locations opening in the current fiscal year.

"Previously we projected that Pat & Oscar's would be accretive to earnings in the first year after its acquisition. We're pleased to announce that the division showed a profit during the quarter and is expected to be accretive for the year. However, as we open new restaurants and incur opening expenses, profitability in some quarters may slip. Pat & Oscar's grew its revenue contribution sequentially from the prior quarter primarily as a result of the new Carlsbad, California location, but same-store sales growth was adversely affected by continued weakness in the California economy and previous expansion in our core markets of San Diego and Orange County. We look forward to continuing to support Pat & Oscar's expansion plans and expect to open one additional store, the 12th in the system, during the current quarter," said Mr. Boppell.

Update on Share Repurchase Program

During the first quarter, the Company purchased over 143,000 shares under it's previously announced stock repurchase program, under which, the Company is authorized to buy back up to 2.0 million shares of its common stock. As of July 22, 2001, the Company has repurchased approximately of 1.5 million of the 2.0 million shares authorized by its Board of Directors.

                                     -###-

Sizzler International, Inc.
Page 3 of 6

Outlook for Fiscal 2002

"In light of the continued weakness in the U.S. economy, particularly in our own backyard, we continue to be very cautious but optimistic regarding our growth outlook for the coming quarters. In this difficult market environment, our priority will continue to be on restoring growth at the Sizzler brand through menu enhancements and the introduction of new marketing programs, expansion of Pat & Oscar's, with four to five new openings this fiscal year, and a continued focus on managing our bottom line," concluded Mr. Boppell.

Investor Conference Call

Sizzler will be holding an investor conference call to discuss the Company's financial and operational results today at 11:00 a.m. EDT. Investors will have the opportunity to listen to the conference call over the Internet at www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 344 Sizzler(R) restaurants worldwide, in addition to 105 KFC(R) restaurants primarily located in Queensland, Australia and 11 Pat & Oscar's restaurants.

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These statements may include but are not limited to, statements regarding: (i) continuing growth in revenues and earnings; (ii) further expansion of the Pat & Oscar's division; and (iii) the enhancement of shareholder value.

Sizzler cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) the Company's ability to implement its strategic plan; (b) the Company's ability to manage its costs and expenses, particularly energy and utility costs;(c) the Company's ability to continue to support the expansion of additional Pat & Oscar's units;(d) general economic conditions and other conditions which may impact the public securities markets; (e) whether the continuation of the share repurchase program will enhance shareholder value; (f) fluctuations in the Australian Dollar exchange rate; and (g) other risks as detailed form time to time in Sizzler's SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K .


                             [ tables to follow ]

                                     -###-

Sizzler International, Inc.
Page 4 of 6


                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE TWELVE WEEKS ENDED JULY 22, 2001 AND JULY 23, 2000
                     (In thousands, except per share data)

                                                        July 22,     July 23,
                                                          2001         2000
-----------------------------------------------------  -----------  -----------
                                                       (Unaudited)  (Unaudited)
Revenues
 Restaurant sales                                      $    59,273  $    52,312
 Franchise revenues                                          1,999        2,346
-----------------------------------------------------  -----------  -----------
 Total revenues                                             61,272       54,658
-----------------------------------------------------  -----------  -----------

Costs and Expenses
 Cost of sales                                              20,201       18,943
 Labor and related expenses                                 16,899       14,234
 Other operating expenses                                   14,274       11,930
 Depreciation and amortization                               2,160        1,805
 General and administrative expenses                         5,477        4,312
-----------------------------------------------------  -----------  -----------
 Total operating costs                                      59,011       51,224
-----------------------------------------------------  -----------  -----------
 Interest expense                                            1,119          747
 Investment income                                            (472)        (559)
 Other income                                                 (412)           -
-----------------------------------------------------  -----------  -----------
 Total costs and expenses                                   59,246       51,412
-----------------------------------------------------  -----------  -----------

Income before income taxes                                   2,026        3,246
-----------------------------------------------------  -----------  -----------
Provision for income taxes                                     362          381
-----------------------------------------------------  -----------  -----------

Net income                                             $     1,664  $     2,865
=====================================================  ===========  ===========

Basic and diluted earnings per share                   $      0.06  $      0.10
=====================================================  ===========  ===========

                                     -###-

Sizzler International, Inc.
Page 5 of 6

                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                                                   July 22,    April 30,
                          ASSETS                                     2001        2001
---------------------------------------------------------------  -----------   ---------
                                                                 (Unaudited)   (Audited)
Current Assets:
  Cash and cash equivalents                                      $    20,241   $  17,849
  Receivables, net of reserves of $979 at
   July 22, 2001 and $865 at April 30, 2001                            2,721       2,464
  Inventories                                                          4,084       4,211
  Current tax asset                                                    3,680       3,324
  Prepaid expenses and other current assets                            1,880       2,554
---------------------------------------------------------------  ------------  ----------
     Total current assets                                             32,606      30,402
---------------------------------------------------------------  ------------  ----------

Property and equipment, net                                           58,927      60,011

Property held for sale, net                                            3,891       3,996

Long-term notes receivable, net of reserves of $ 0
  at July 22, 2001 and $17 at April 30, 2001                             953         994

Deferred income taxes                                                  2,294       2,425

Intangible assets, net of accumulated amortization of
  $1,536 at July 22, 2001 and $1,536 at April 30, 2001                21,318      21,176

Other assets                                                           3,471       3,558
---------------------------------------------------------------  ------------  ----------

Total assets                                                     $   123,460   $ 122,562
===============================================================  ============  ==========

                                     -###-

Sizzler International, Inc.
Page 6 of 6


                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                               July 22,     April 30,
                LIABILITIES AND STOCKHOLDERS' INVESTMENT         2001         2001
------------------------------------------------------------  -----------   ---------
                                                              (Unaudited)   (Audited)
Current Liabilities:
  Current portion of long-term debt                           $     5,346   $   5,597
  Accounts payable                                                  9,291       9,078
  Other current liabilities                                        10,593       9,626
  Income taxes payable                                              1,995       1,870
------------------------------------------------------------  -----------  ----------
     Total current liabilities                                     27,225      26,171
------------------------------------------------------------  -----------  ----------

  Long-term debt, net of current portion
                                                                   22,915      24,085

  Deferred gains and revenues
                                                                    8,126       8,307

  Pension liability                                                 9,379       9,482

Stockholders' Investment:
  Capital stock -
    Preferred, authorized 1,000,000 shares, $5 par value;
     no shares issued                                                   -           -
    Common, authorized 50,000,000 shares, $0.01 par value;
     outstanding 27,601,499 shares at July 22, 2001
     and 27,744,799 shares at April 30, 2001                          291         291
  Additional paid-in capital                                      279,860     279,846
  Accumulated deficit                                            (215,382)   (217,046)
  Treasury stock, 1,507,100 shares at July 22, 2001
     and 1,363,800 shares at April 30, 2001, at cost               (3,404)     (3,189)
  Accumulated other comprehensive loss                             (5,550)     (5,385)
------------------------------------------------------------  -----------  ----------
     Total stockholders' investment                                55,815      54,517
------------------------------------------------------------  -----------  ----------

     Total liabilities and stockholders' investment           $   123,460  $  122,562
============================================================  ===========  ==========